SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                     Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

Date of Report (Date of earliest event reported):  September 27, 1999

                 GEODYNE ENERGY INCOME LIMITED PARTNERSHIP I-B
                 GEODYNE ENERGY INCOME LIMITED PARTNERSHIP I-C
                 GEODYNE ENERGY INCOME LIMITED PARTNERSHIP I-D
                 GEODYNE ENERGY INCOME LIMITED PARTNERSHIP I-E
                 GEODYNE ENERGY INCOME LIMITED PARTNERSHIP I-F
           ----------------------------------------------------------
             (Exact name of Registrant as specified in its Articles)

                              I-B:  0-14657           I-B:  73-1231998
                              I-C:  0-14658           I-C:  73-1252536
                              I-D:  0-15831           I-D:  73-1265223
                              I-E:  0-15832           I-E:  73-1270116
   Oklahoma                   I-F:  0-15833           I-F:  73-1292669
--------------                ------------            ---------------
(State of other               (Commission             (I.R.S. Employer
jurisdiction of                 File No.)              Identification)
incorporation or
organization)

                  Two West Second Street, Tulsa, Oklahoma 74103
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(918)583-1791

ITEM 5:     OTHER EVENTS

      The limited partnership agreements (the "Agreements") for the Geodyne Energy Income Limited Partnership I-B, Geodyne Energy Income Limited Partnership I-C, Geodyne Energy Income Limited Partnership I-D, Geodyne Energy Income Limited Partnership I-E, and Geodyne Energy Income Limited Partnership I-F (collectively, the "Partnerships") provide that each of the Partnerships will automatically terminate and dissolve on December 31, 1999. The Agreements give the General Partner an option to extend the term of each of the Partnerships for up to five additional two year terms.

      The General Partner of the I-B and I-C Partnerships has elected not to extend the term of the I-B and I-C Partnerships. Accordingly, both of these Partnerships will automatically terminate and dissolve on December 31, 1999.

      With respect to the I-D, I-E and I-F Partnerships the General Partner has elected to extend their terms for an additional two year term.

ITEM 7:     EXHIBITS

20.1 Form of letter sent to the limited partners of the Geodyne Energy Income Limited Partnerships I-B and I-C on or about September 27, 1999.

20.2 Form of letter sent to the limited partners of the Geodyne Energy Income Limited Partnerships I-D, I-E and I-F on or about September 27, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  GEODYNE ENERGY INCOME LIMITED PARTNERSHIP I-B GEODYNE ENERGY INCOME LIMITED PARTNERSHIP I-C GEODYNE ENERGY INCOME LIMITED PARTNERSHIP I-D GEODYNE ENERGY INCOME LIMITED PARTNERSHIP I-E GEODYNE ENERGY INCOME LIMITED PARTNERSHIP I-F

                  By:   GEODYNE RESOURCES, INC.
                        General Partner

                  //s//    Dennis R. Neill
                  ----------------------------------------------
                        Dennis R. Neill
                        President

DATE:  September 27, 1999